UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/16/2012

Identive Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-29440

Delaware	77-0444317
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1900-B Carnegie Avenue
Santa Ana, CA 92705
(Address of principal executive offices, including zip code)

949-250-8888
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 16, 2012, Identive Group, Inc. ("Identive" or the "Company") entered into an Amended and Restated Executive Employment Agreement with Dr. Manfred Mueller (the "Amended Agreement"). Under the Amended Agreement, Dr. Mueller's role will change from Executive Vice-President and Managing Director of Identive's ID Infrastructure division to Executive Vice President & Chief Operating Officer, Identification Products, effective April 1, 2012. Dr. Mueller will continue to be based out of the Company's facilities in Ismaning, Germany. In connection with the change in position, Dr. Mueller will be paid an annual base salary of EUR 200,000, effective April 1, 2012, and will continue to be eligible to participate in the Company's bonus program for core management executive officers and in the Company's benefit programs, as in effect from time to time. The Company has waived any obligation of Dr. Mueller to repay the break-up fee previously paid to him in connection with a Termination Agreement and Release, dated April 1, 2010, arising out of the merger of Bluehill ID AG and SCM Microsystems, Inc.

The initial term of the Amended Agreement is 36 months, and may be extended for an additional term of 24 months by mutual agreement at any time prior to the expiration of the initial term. The Company or Dr. Mueller may terminate the Amended Agreement at any time without cause upon 12 months' prior written notice. From the time of such notice to the end of the 12-month notice period, Dr. Mueller would continue to receive his then-current fixed salary and any bonus payments. The Company may terminate the Amended Agreement for cause at any time without notice and without any payment in lieu of notice.

The Amended Agreement contains customary provisions relating to confidential information, non-competition and non-solicitation. A copy of the Amended Agreement is attached to this Report as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.    Other Events

On February 20, 2012, the Company issued a press release with respect to the change in Dr. Mueller's position discussed in Item 5.02 above. A copy of the press release is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits.

Exhibit

No.                Description

10.1                Amended and Restated Employment Agreement, dated February 16,

                2012, by and between Identive Group, Inc. and Dr. Manfred Mueller.

99.1                Press Release, dated February 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identive Group, Inc.

Date: February 21, 2012	By:	/s/ Melvin Denton-Thompson
Melvin Denton-Thompson
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Amended and Restated Employment Agreement, dated February 16, 2012, by and between Identive Group, Inc. and Dr. Manfred Mueller.
EX-99.1	Press Release, dated February 20, 2012.